February 2024

Pricing Supplement

Dated February 28, 2024

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022,

Index Supplement dated May 27, 2022

and Product Supplement dated May 27, 2022)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered Participation Securities due September 3, 2025

$5,096,000 Based on the Performance of the S&P 500® Index

Principal at Risk Securities

The Dual Directional Buffered Participation Securities (the “Buffered Participation Securities” or “Buffered Securities”) offer exposure to the positive performance of the S&P 500® Index (the “underlying index”) and inverse exposure for a limited range of negative performance of the underlying index. The amount that investors receive at maturity for each Buffered Security, will be based on the direction and percentage change in the level of the underlying index from the pricing date to the valuation date (the “underlying return”) and whether the percentage decline of the underlying index from the closing level of the underlying index on the pricing date (the “initial level”) to the closing level of the underlying index on the valuation date (the “final level”) is greater than the buffer amount. At maturity, if the underlying index has increased, investors will receive the stated principal amount of their investment plus the upside performance of the underlying index, subject to the maximum upside payment at maturity. At maturity, if the underlying index has depreciated and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, the investor will receive the stated principal amount plus a positive return equal to the absolute value of the underlying return (the “absolute underlying return”), which will be limited to a positive 15.00% return. However, if the underlying index has depreciated and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive less than the stated principal amount, resulting in a loss that is proportionate to the percentage decline in the underlying index from the initial level to the final level in excess of the buffer amount. Investors may lose up to 85% of the stated principal amount of the Buffered Securities. The Buffered Securities are for investors who are willing to risk their principal and forgo current income and upside above the maximum upside payment at maturity in exchange for the absolute return features that, in each case, apply to a limited range of performance of the underlying index. Accordingly, the Buffered Securities do not guarantee the return of the full principal amount at maturity. The Buffered Securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Buffered Securities are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Buffered Securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:		UBS AG London Branch (“UBS”)
Underlying index:		S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:		$5,096,000
Stated principal amount:		$1,000.00 per Buffered Security
Issue price:		$1,000.00 per Buffered Security (see “Commissions and issue price” below)
Denominations:		$1,000.00 per Buffered Security and integral multiples thereof
Interest:		None
Pricing date:		February 28, 2024
Original issue date:

March 4, 2024 (3 business days after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered Securities on any date prior to two business days before delivery will be required, by virtue of the fact that the Buffered Securities will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:		August 28, 2025 (approximately 18 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:		September 3, 2025 (3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

￭ If the underlying return is positive:

The lesser of (a) $1,000.00 + Upside Payment and (b) Maximum Upside Payment at Maturity

In no event in this scenario will the payment at maturity exceed the maximum upside payment at maturity.

￭ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

$1,000.00 + ($1,000.00 × Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the Buffered Securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount.

￭ If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000.00 + [$1,000.00 × (Underlying Return + Buffer Amount)]

Accordingly, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Underlying return:		The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula: (Final Level − Initial Level) / Initial Level
Absolute underlying return:		The absolute value of the underlying return. For example, a -5% underlying return will result in a +5% absolute underlying return.
Upside payment:		$1,000.00 × Underlying Return
Maximum upside gain:		11.00%
Initial level:		5,069.76, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:		The closing level of the underlying index on the valuation date, as determined by the calculation agent
Maximum upside payment at maturity:		$1,110.00 per Buffered Security, which is equal to $1,000.00 + ($1,000.00 × Maximum Upside Gain)
Buffer amount:		15%
CUSIP / ISIN:		902674M98 / US902674M987
Listing:		The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:		UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered Security:	100.00%	2.00%(a)	97.50%
+0.50%(b)
2.50%
Total:	$5,096,000.00	$127,400.00	$4,968,600.00

(1)UBS Securities LLC has agreed to purchase from UBS AG the Buffered Securities at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of Buffered Securities. UBS Securities LLC has agreed to resell all of the Buffered Securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $20.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Buffered Securities as of the pricing date is $973.10. The estimated initial value of the Buffered Securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Buffered Securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 16 herein.

Notice to investors: the Buffered Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Buffered Securities at maturity, and the Buffered Securities may have downside market risk proportionate to that of an investment in the underlying index, subject to the buffer amount. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Buffered Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Buffered Securities.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 herein and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Buffered Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Buffered Securities. You may lose some or almost all of your initial investment in the Buffered Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Buffered Securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Buffered Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated May 27, 2022	Index supplement dated May 27, 2022	Prospectus dated May 27, 2022

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Buffered Securities) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm
￭	Index Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011632/ubs_index-supplement.htm
￭	Product Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Buffered Securities” refers to the Dual Directional Buffered Participation Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Buffered Securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Buffered Securities prior to their issuance. In the event of any changes to the terms of the Buffered Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

February 2024	Page 2

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Investment Overview

Dual Directional Buffered Participation Securities

The Dual Directional Securities Based on the Performance of the S&P 500® Index due September 3, 2025 can be used:

￭To achieve similar levels of upside exposure to the underlying index as that of a direct investment, subject to the maximum upside payment at maturity; however, by investing in the Buffered Securities, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “index constituent stocks”) or any interest payments, and your return will not exceed the maximum upside payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that exceeds the maximum upside gain is appropriate for you.

￭To provide a positive return for a limited range of negative performance of the underlying index.

￭To provide a return equal to the absolute underlying return in the event that the underlying return is negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount.

￭To obtain a buffer against a specified percentage of negative performance of the value of the underlying index.

Maturity:	Approximately 18 months
Buffer amount:	15%
Maximum upside payment at maturity:	$1,110.00 per Buffered Security, which is equal to $1,000.00 + ($1,000.00 × Maximum Upside Gain)
Maximum upside gain:	11.00%
Interest:	None
Minimum payment at maturity:	$150.00 (15% of the stated principal amount).
Listing:	The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communications network.

February 2024	Page 3

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Key Investment Rationale

Investors can use the Buffered Securities to (i) obtain upside exposure to the underlying index, up to the maximum upside gain, and (ii) earn a positive return for a limited range of negative performance of the underlying index and obtain contingent protection against a loss of the stated principal amount in the event that the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose some or almost all of their initial investment in the Buffered Securities.

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks and the Buffered Securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Upside Performance	The Buffered Securities offer investors an opportunity to obtain upside exposure to the underlying index within a certain range of positive performance.

Absolute Underlying Return Feature

The Buffered Securities offer investors an opportunity to earn a positive return if the final level is equal to or less than the initial level but not by more than the buffer amount. In no event in this scenario will your return exceed the buffer amount.

Buffer Feature

The Buffered Securities offer investors a contingent repayment of principal for a limited range of decline in the level of the underlying index and buffered downside market risk relative to a hypothetical direct investment in the underlying index or the index constituent stocks.

Upside Scenario

If the underlying return is positive, at maturity, the Buffered Securities redeem for the lesser of (a) the stated principal amount of $1,000.00 plus the upside payment and (b) the maximum upside payment at maturity.

Absolute Underlying Return Scenario

If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount, at maturity, you will receive a 1% positive return for each 1% negative return of the underlying index. For example, if the underlying return is -5%, the Buffered Securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is limited to the buffer amount.

Downside Scenario

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, at maturity, you will receive less than the stated principal amount, resulting in a percentage loss of your initial investment equal to the percentage decline in excess of the buffer amount. For example, if the underlying return is −50%, each Buffered Security will redeem for $600.00, or 60% of the stated principal amount. The minimum payment at maturity is only 15% of the stated principal amount and you could lose some or almost all of your initial investment.

February 2024	Page 4

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Investor Suitability

The Buffered Securities may be suitable for you if:

■You fully understand the risks of an investment in the Buffered Securities, including the risk of loss of almost all of your initial investment.

■You can tolerate a loss of some or almost all of your investment and are willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the index constituent stocks, subject to the buffer.

■You believe that the percentage decline of the underlying index from the initial level to the final level will be equal to or less than the buffer amount and, if the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be as low as the minimum payment amount.

■You believe that the level of the underlying index will increase over the term of the Buffered Securities and that the percentage of increase is unlikely to exceed the maximum upside gain indicated on the cover hereof, or that the level of the underlying index will decline over the term of the Buffered Securities and that the percentage decline will not be greater than the buffer amount.

■You understand and accept that your potential return on any increase of the underlying index is limited to the maximum upside gain and you are willing to invest in the Buffered Securities based on the maximum upside gain and maximum upside payment at maturity indicated on the cover hereof.

■You can tolerate fluctuations in the price of the Buffered Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

■You do not seek current income from your investment and are willing to forgo any dividends paid on any index constituent stocks.

■You are willing and able to hold the Buffered Securities to maturity, a term of approximately 18 months, and accept that there may be little or no secondary market for the Buffered Securities.

■You understand and are willing to accept the risks associated with the underlying index.

■You are willing to assume the credit risk of UBS for all payments under the Buffered Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

■You understand that the estimated initial value of the Buffered Securities determined by our internal pricing models is lower than the issue price.

The Buffered Securities may not be suitable for you if:

■You do not fully understand the risks of an investment in the Buffered Securities, including the risk of loss of almost all of your initial investment.

■You require an investment designed to provide a full return of principal at maturity.

■You are not willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the underlying index or the index constituent stocks, subject to the buffer.

■You believe that the percentage decline of the underlying index from the initial level to the final level will be greater than the buffer amount or you cannot tolerate receiving a payment at maturity that may be less than the stated principal amount and as low as the minimum payment amount.

■You believe that the level of the underlying index will increase during the term of the Buffered Securities and that the percentage of increase is likely to exceed the maximum upside gain indicated on the cover hereof.

■You seek an investment that has an unlimited return potential or you are unwilling to invest in the Buffered Securities based on the maximum upside gain and maximum upside payment at maturity indicated on the cover hereof.

■You cannot tolerate fluctuations in the price of the Buffered Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

■You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks.

■You are unable or unwilling to hold the Buffered Securities to maturity, a term of approximately 18 months, or seek an investment for which there will be an active secondary market.

■You do not understand or are unwilling to accept the risks associated with the underlying index.

■You are not willing to assume the credit risk of UBS for all payments under the Buffered Securities, including any repayment of principal.

February 2024	Page 5

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Fact Sheet

The Buffered Securities offered are unsubordinated, unsecured debt obligations issued by UBS, will pay no interest, do not guarantee the return of the full stated principal amount at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each Buffered Security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the underlying return and whether the final level is greater than, equal to or less than the initial level. The Buffered Securities do not guarantee the return of the full principal amount at maturity and investors may lose some or almost all of their initial investment in the Buffered Securities. All payments on the Buffered Securities are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amount owed to you under the Buffered Securities and, in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date:	Valuation date:	Maturity date:
February 28, 2024	March 4, 2024 (3 business days after the pricing date)	August 28, 2025 (approximately 18 months after the pricing date)	September 3, 2025 (3 business days after the valuation date)
Key Terms
Issuer:	UBS AG London Branch
Underlying index:	S&P 500® Index
Aggregate principal amount:	$5,096,000
Stated principal amount:	$1,000.00 per Buffered Security
Issue price:	$1,000.00 per Buffered Security
Denominations:	$1,000.00 per Buffered Security and integral multiples thereof
Interest:	None
Payment at maturity:

￭ If the underlying return is positive:

The lesser of (a) $1,000.00 + Upside Payment and (b) Maximum Upside Payment at Maturity

In no event in this scenario will the payment at maturity exceed the maximum upside payment at maturity.

￭ If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

$1,000.00 + ($1,000.00 × Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the Buffered Securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount.

￭  If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000.00 + [$1,000.00 × (Underlying Return + Buffer Amount)]

Accordingly, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula: (Final Level − Initial Level) / Initial Level
Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Upside payment:	$1,000.00 × Underlying Return
Initial level:	5,069.76, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Maximum upside payment at maturity:	$1,110.00 per Buffered Security, which is equal to $1,000.00 + ($1,000.00 × Maximum Upside Gain)
Buffer amount:	15%
Maximum upside gain:	11.00%
Risk factors:	Please see “Risk Factors” herein

February 2024	Page 6

Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Additional Information About the Securities

General Information
Listing:	The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communication network.
Tax considerations:

The U.S. federal income tax consequences of your investment in the Buffered Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Buffered Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Buffered Securities as prepaid derivative contracts with respect to the underlying index. If your Buffered Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Buffered Securities. Such gain or loss should generally be long-term capital gain or loss if you hold your Buffered Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered Securities. The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Buffered Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered Securities, it is possible that your Buffered Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Buffered Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement. There may be also a risk that the IRS could assert that the Buffered Securities should not give rise to long-term capital gain or loss because the Buffered Securities offer, at least in part, short exposure to the underlying index.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Buffered Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Buffered Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Buffered Securities.

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Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Buffered Securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered Securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Buffered Securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of any index constituent stock (an “index constituent stock issuer”) would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Buffered Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Buffered Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Buffered Securities upon a taxable disposition of the Buffered Securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent issuer as a USRPHC and the Buffered Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.

Based on our determination that the Buffered Securities are not “delta-one” with respect to the underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the Buffered Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Buffered Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Buffered Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying index, index constituent stocks or your Buffered Securities, and following such occurrence your Buffered Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying index, index constituent stocks or the Buffered Securities. If you enter, or have entered, into other transactions in respect of the underlying index, index constituent stocks or the Buffered Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered Securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Buffered Securities is unclear, it is possible that any payment with respect to the Buffered Securities could be subject to the FATCA rules. If withholding applies to the Buffered Securities, we will not be required to pay any additional amounts with respect to amounts withheld.

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Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Buffered Securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Buffered Securities similar to the Buffered Securities purchased after the bill was enacted to accrue interest income over the term of such Buffered Securities despite the fact that there will be no interest payments over the term of such Buffered Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Buffered Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Buffered Securities as described below.

In connection with the sale of the Buffered Securities, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying index or index constituent stocks, or purchases and sales of Buffered Securities, in each case before, on and/or after the pricing date of the Buffered Securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in Buffered Securities similar to the Buffered Securities from time to time and may, in our or their sole discretion, hold or resell those Buffered Securities.

The hedging activity discussed above may adversely affect the market value of the Buffered Securities from time to time and payment on the Buffered Securities at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Buffered Securities specified on the front cover of this document at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of Buffered Securities. UBS Securities LLC has agreed to resell all of the Buffered Securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of Buffered Securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any Buffered Securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Buffered Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell the Buffered Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Buffered Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Buffered Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate

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would offer to buy or sell the Buffered Securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Buffered Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Buffered Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Buffered Securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of sales to EEA & UK retail investors:

The Buffered Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Buffered Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Buffered Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Buffered Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Buffered Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the Buffered Securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the Buffered Securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated March 8, 2022 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered Securities, authentication of the Buffered Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 8, 2022 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

This document represents a summary of the terms and conditions of the Buffered Securities. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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How the Dual Directional Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered Securities are indicated on the cover hereof):

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Stated principal amount:	$1,000.00 per Buffered Security
Hypothetical Initial Level:	5,000
Buffer amount:	15%
Maximum Upside Payment at Maturity:	$1,110.00 per Buffered Security
Maximum Upside Gain:	11.00%
Minimum Payment at Maturity:	$150.00 (15% of the stated principal amount)

EXAMPLE 1: The underlying index increases over the term of the Buffered Securities, and investors receive the stated principal amount plus the upside payment.

Final level	5,250
Underlying Return	(5,250 − 5,000) / 5,000 = 5.00%
Payment at Maturity	= lesser of (a) $1,000.00 + Upside Payment and (b) Maximum Upside Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Underlying Return) and (b) $1,000.00 + ($1,000.00 × Maximum Upside Gain)
= lesser of (a) $1,000.00 + ($1,000.00 × 5.00%) and (b) $1,000.00 + ($1,000.00 × 11.00%)
= lesser of (a) $1,050.00 and (b) $1,110.00
= $1,050.00 (Payment at Maturity)

In Example 1, the final level is greater than the initial level and the underlying return is 5.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to the underlying return, resulting in a payment at maturity of $1,050.00 per Buffered Security (a total return of 5%).

EXAMPLE 2: The underlying index increases over the term of the Buffered Securities, and investors receive the maximum upside payment at maturity.

Final level	6,500
Underlying Return	(6,500 – 5,000 ) / 5,000 = 30.00%
Payment at Maturity	= lesser of (a) $1,000.00 + Upside Payment and (b) Maximum Upside Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Underlying Return) and (b) $1,000.00 + ($1,000.00 × Maximum Upside Gain)
= lesser of (a) $1,000.00 + ($1,000.00 × 30.00%) and (b) $1,000.00 + ($1,000.00 × 11.00%)
= lesser of (a) $1,300.00 and (b) $1,110.00
= $1,110.00 (Payment at Maturity)

In Example 2, the final level is greater than the initial level and the underlying return is 30.00%. Because the underlying return, is greater than the maximum upside gain, investors receive the maximum upside payment at maturity, resulting in a payment at maturity of $1,110.00 per Buffered Security (a total return of 11.00%).

EXAMPLE 3: The underlying index declines over the term of the Buffered Securities, and investors receive the stated principal amount plus a return equal to the absolute underlying return.

Final level	4,500
Underlying Return	(4,500 − 5,000) / 5,000 = −10.00%

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Payment at Maturity	= $1,000.00 + ($1,000.00 × Absolute Underlying Return)
= $1,000.00 + ($1,000.00 × |-10.00%|)
= $1,100.00 (Payment at Maturity)

In Example 3, the final level is less than the initial level and the percentage decline from the initial level to the final level is equal to or less than the buffer amount. Accordingly, investors receive the stated principal amount at maturity plus a positive return equal to the absolute value of the underlying return, resulting in a payment at maturity of $1,100.00 per Buffered Security (a total return of 10.00%).

EXAMPLE 4: The underlying index declines over the term of the Buffered Securities, and investors receive less than the stated principal amount at maturity.

Final level	1,750
Underlying Return	(1,750 − 5,000) / 5,000 = −65.00%
Payment at Maturity	= $1,000.00 + [$1,000.00 × (Underlying Return + Buffer Amount)]
= $1,000.00 + [$1,000.00 × (−65.00% + 15.00%)]
= $1,000.00 + ($1,000.00 × −50.00%)
= $1,000.00 − $500.00
= $500.00 (Payment at Maturity)

In Example 4, the final level is less than the initial level and the percentage decline from the initial level to the final level is greater than the buffer amount. Because the percentage decline from the initial level to the final level is greater than the buffer amount, investors are exposed to the decline in the level of the underlying index in excess of the buffer amount, resulting in a payment at maturity of $500.00 per Buffered Security (a loss of 50.00%).

If the final level is less than the initial level by more than the buffer amount, you will lose 1% for every 1% that the final level falls below the initial level in excess of the buffer amount and could lose up to 85.00% of your investment in the Buffered Securities.

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How it works

￭Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $1,000.00 plus the product of the stated principal amount of $1,000.00 multiplied by the underlying return and (b) the maximum upside payment at maturity. Under the hypothetical terms of the Buffered Securities, an investor will realize the maximum upside payment at maturity at a final level of 111.00% of the initial level.

￭If the underlying return is 5.00%, investors will receive a return of 5.00%, or $1,050.00 per Buffered Security.

￭If the underlying return is 30%, investors will receive only the maximum upside payment at maturity of $1,110.00 per Buffered Security, a return of 11.00%.

￭Absolute Underlying Return Scenario. If the underlying return is zero or negative but the percentage decline from the initial level to the final level is equal to or less than the buffer amount, investors will receive the stated principal amount plus a positive return equal to the absolute value of the underlying return.

￭If the underlying return is −10%, investors will receive a return of 10.00%, or $1,100.00 per Buffered Security.

￭Downside Scenario. If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, investors will receive an amount that is less than the $1,000.00 stated principal amount, resulting in a loss of their initial investment that is proportionate to the decline in the level of the underlying index over the term of the Buffered Securities in excess of the buffer amount.

￭If the underlying return is −40%, investors would lose 25% of the stated principal amount and receive only $750.00 per Buffered Security at maturity, or 75% of the stated principal amount. The Buffered Securities do not guarantee the return of the full stated principal amount and investors may lose some or almost all of their initial investment.

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Payment at Maturity

At maturity, investors will receive for each $1,000.00 stated principal amount of Buffered Securities that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is positive:

  The lesser of (a) $1,000.00 + Upside Payment and (b) Maximum Upside Payment at Maturity

In no event in this scenario will the payment at maturity be greater than the maximum upside payment at maturity.

If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

$1,000.00 + ($1,000.00 × Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the Buffered Securities for each 1% negative return on the underlying index. In no event will your return in this scenario exceed the buffer amount.

If the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000.00 + [$1,000.00 × (Underlying Return + Buffer Amount)]

Accordingly, if the final level is less than the initial level and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered Securities.

Risks Relating to Return Characteristics

￭The Buffered Securities do not pay interest or guarantee return of the stated principal amount and your investment in the Buffered Securities may result in a loss. The terms of the Buffered Securities differ from those of ordinary debt Buffered Securities in that the Buffered Securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is negative and the percentage decline of the underlying index from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline of the underlying index from the initial level to the final level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment. Accordingly, you could lose some and, in extreme situations, almost all of your initial investment.

￭Your potential return on any positive performance of the underlying index is limited to the maximum upside gain. The return potential any positive performance of the underlying index is limited to the maximum upside gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum upside gain and your return on the Buffered Securities may be less than that of a hypothetical direct investment in the underlying index or the index constituent stocks.

￭The upside payment applies only if you hold the Buffered Securities to maturity. You should be willing to hold the Buffered Securities to maturity. If you are able to sell the Buffered Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside payment and the return you realize may be less than the then-current underlying return even if such return is positive and does not exceed the maximum upside gain. You can receive the full benefit of the upside payment, subject to the maximum upside gain, from UBS only if you hold the Buffered Securities to maturity.

￭The potential positive return on the Buffered Securities from any negative performance of the underlying index is limited by the buffer amount and the return on the Buffered Securities may change significantly despite only a small difference in the degree of change of the final level relative to the initial level. If the final level is equal to or less than the initial level but not by more than the buffer amount, you will receive at maturity $1,000 plus a return equal to the absolute underlying return, which will reflect a 1% positive return for each 1% negative return on the underlying index. Due to the buffer amount, your return from the absolute return feature is limited to 15% and the return on the Buffered Securities may change significantly despite only a small difference in the degree of change of the final level relative to the initial level. While a decline from the initial level to the final level by a percentage that is equal to the buffer amount will result in a positive return equal to the absolute underlying return, a decline by more than the buffer amount would instead result in a loss of 1% of your principal for every 1% that the final level falls below the initial level in excess of the buffer amount. The return on the Buffered Securities in these two scenarios is significantly different despite only a small relative difference in the underlying return.

■The contingent payment of principal applies only at maturity. You should be willing to hold the Buffered Securities to maturity. If you are able to sell the Buffered Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment (or at a price that reflects less than the absolute value of the then-current decline in the underlying index) even if the then-current level of the underlying index is negative and the percentage decline of the underlying index from the initial level to the final level is equal to or less than the buffer amount.

￭Owning the Buffered Securities is not the same as owning the index constituent stocks. The return on the Buffered Securities may not reflect the return you would realize if you actually owned the index constituent stocks. For example, your return on the Buffered Securities is limited to the maximum upside gain, while the potential return on a direct investment in the index constituent stocks would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Buffered Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Buffered Securities. In addition, as an owner of the Buffered Securities, you will not have voting rights or any other rights that a holder of the index constituent stocks would have.

￭The absolute return feature is not the same as taking a short position directly in any index constituent stocks. The return on the Buffered Securities will not reflect the return you would realize if you actually took a short position directly in the index constituent stocks insofar as you will lose some or almost all of your initial investment if the percentage decline from the initial level to the final level is greater than the buffer amount. In addition, to maintain a short position in any index constituent stocks, you would have to pay dividend payments (if any) to the entity that lends you the index constituent stock for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

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Risks Relating to Characteristics of the Underlying Index

￭Market risk. The return on the Buffered Securities, which may be negative, is linked to the performance of the underlying index and indirectly linked to the value of the index constituent stocks. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Buffered Securities, should conduct your own investigation into the underlying index and index constituent stocks.

￭There can be no assurance that the investment view implicit in the Buffered Securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive. The final level (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each index constituent stock in particular, and the risk of losing some or almost all of your initial investment.

￭Changes that affect the underlying index, including regulatory changes, will affect the market value of, and return on, your Buffered Securities. The policies of the index sponsor as specified under “Information About the Underlying Index” (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Further, indices like the underlying index have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the underlying index) or the administrator (the index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on the trading day immediately prior to the date of such event to be its closing level on each applicable date. Such event and potential adjustments are described further in the accompanying product supplement under “— Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the Buffered Securities.

￭The underlying index reflects price return, not total return. The return on the Buffered Securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on the Buffered Securities will not include such a total return feature or dividend component.

￭UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Buffered Securities offering in any way and has no obligation to consider your interest as an owner of the Buffered Securities in taking any actions that might affect the market value of, and any amount payable on, your Buffered Securities.

Estimated Value Considerations

￭The issue price you pay for the Buffered Securities exceeds their estimated initial value. The issue price you pay for the Buffered Securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Buffered Securities by reference to our internal pricing models and the estimated initial value of the Buffered Securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Buffered Securities incorporate certain variables, including the level of the underlying index, volatility of the underlying index and index constituent stocks, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the Buffered Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Buffered Securities to you. Due to these factors, the estimated initial value of the Buffered Securities as of the pricing date is less than the issue price you pay for the Buffered Securities.

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￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your Buffered Securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Buffered Securities at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Index —Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Buffered Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Buffered Securities determined by reference to our internal pricing models. The estimated initial value of the Buffered Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered Securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Buffered Securities as of the pricing date. We may determine the economic terms of the Buffered Securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Buffered Securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the Buffered Securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Buffered Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the Buffered Securities. The Buffered Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the Buffered Securities and may stop making a market at any time. If you are able to sell your Buffered Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Buffered Securities will develop. The estimated initial value of the Buffered Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered Securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the Buffered Securities in the secondary market (if any) may be greater than UBS’ valuation of the Buffered Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Buffered Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Buffered Securities at a price that exceeds (i) our valuation of the Buffered Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Buffered Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Buffered Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Buffered Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Buffered Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of the Buffered Securities prior to maturity. The market price of the Buffered Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index and index constituent stocks; any dividends paid on the index constituent stocks; the time remaining to the maturity of the Buffered Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Buffered Securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Buffered Securities in any secondary market.

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Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflict of interest. UBS and its affiliates may engage in business with the index constituent stock issuers or trading activities related to the underlying index or any index constituent stocks, which may present a conflict between the interests of UBS and you, as a holder of the Buffered Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the Buffered Securities, including the maximum upside gain and buffer amount, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Buffered Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the Buffered Securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the Buffered Securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the Buffered Securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the Buffered Securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the Buffered Securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the Buffered Securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered Securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the Buffered Securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial level of the underlying index. Additionally, these hedging or trading activities during the term of the Buffered Securities could potentially affect the final level of the underlying index on the valuation date and, accordingly, any amounts payable on the Buffered Securities. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered Securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Buffered Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Buffered Securities and the underlying index.

￭Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in any index constituent stock, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index or index constituent stocks may adversely affect the level of the underlying index, the performance and, therefore, the market value of, and any amount payable on, the Buffered Securities.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The Buffered Securities are unsubordinated, unsecured debt obligations of UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Buffered Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Buffered Securities, you could lose all of your initial investment.

￭The Buffered Securities are not bank deposits. An investment in the Buffered Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Buffered Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Buffered Securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Buffered Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Buffered Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Buffered Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Buffered Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Buffered Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Buffered Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Buffered Securities, the price or value of their investment in the Buffered Securities and/or the ability of UBS to satisfy its obligations under the Buffered Securities and could lead to holders losing some or all of their investment in the Buffered Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Buffered Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Buffered Securities are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Dual Directional Buffered Participation Securities due September 3, 2025 $5,096,000 Based on the Performance of the S&P 500® Index Principal at Risk Securities

Information About the Underlying Index

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Information as of market close on February 28, 2024:

Bloomberg Ticker Symbol:	SPX	52 Week High (on February 23, 2024):	5,088.80
Current Index Level:	5,069.76	52 Week Low (on March 13, 2023):	3,855.76
52 Weeks Ago (on February 28, 2023):	3,970.15

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Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for the specified period. The closing level of the underlying index on February 28, 2024 was 5,069.76. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2014 through February 28, 2024. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the valuation date.

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter (through February 28, 2024)	3,970.15	3,970.15	5,069.76

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S&P 500® Index – Daily Closing Levels January 1, 2014 to February 28, 2024

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